UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 5, 2014
(Date of earliest event reported)

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055
_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814
(Address of principal executive offices, including zip code)

(208) 664-4859
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On February 6, 2014, by way of letter to RockStar Resources, Inc. (“RockStar”), Timberline Resources Corporation (the “Registrant”) terminated its previously announced addendum to a confidentiality agreement, dated effective November 22, 2013 (“Addendum”).  The Registrant terminated the Addendum because, as previously announced by the Registrant on February 6, 2014, RockStar had materially breached the Addendum by failing to purchase shares of common stock of the Registrant on or before December 31, 2013 and January, 31, 2014.  The purchase of these shares of common was the agreed upon exclusivity fee for which the Registrant had agreed to grant the Exclusivity Period contemplated in the Addendum.

Pursuant to the Addendum the Registrant had granted RockStar a no-shop/exclusivity right valid through February 28, 2014 (“Exclusivity Period”).  Under the no-shop/exclusivity right the Registrant had agreed not to (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making of any proposal from a person or group of persons other than RockStar and its affiliates that may constitute, or could reasonably be expected to lead to, an Alternative Transaction (as defined in the Addendum); (ii) enter into or participate in any discussions or negotiations with any person or group of persons other than RockStar and its affiliates regarding an Alternative Transaction ; or (iii) furnish any non-public information relating to Timberline or any of its subsidiaries, assets or  businesses,  or  afford  access to  the assets, business, properties, books or records of the Company or any of its subsidiaries to any person or group of persons other than RockStar and its Agents, in all cases for the purpose of assisting with or facilitating an Alternative  Transaction; or (iv) enter into an Alternative Transaction or any agreement, arrangement or understanding , including, without limitation, any letter of intent, term sheet or other similar document, relating to an Alternative  Transaction.

There are no material relationships between the Registrant and its affiliates and RockStar.  The Registrant will not incur any termination fee payments or other costs in relation to the termination of the Addendum.

Item 3.01  Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 6, 2014, the Registrant received notice from the NYSE MKT LLC (the “Exchange”) that the Company is not in compliance with one of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE MKT Company Guide (the “Company Guide”). Specifically, the Registrant is not in compliance with Section 1003(a)(iv) of the Company Guide in that is has sustained losses which are substantial in relation to its overall operations or its existing financial resources, or its financial condition has become impaired such that it appears questionable, in the opinion of the Exchange, as to whether the Registrant will be able to continue operations and/or meet its obligations as they mature.

In order to maintain its listing on the Exchange, the Exchange has requested that the Registrant submit a plan of compliance (the “Plan”) by February 20, 2014 addressing how the Registrant intends to regain compliance with Section 1003(a)(iv) of the Company Guide by March 31, 2014.

As of the date hereof, the Registrant’s management has determined to submit a Plan to the Exchange by the February 20, 2014 deadline.  If the Plan is not accepted by the Exchange, then the Company will be subject to the Exchange’s delisting procedures.

On February 5, 2014, the Registrant also informed the Exchange that the Registrant was temporarily out of compliance with Section 803B(2)(a)(iii) of the Company Guide, regarding having at least one member of the Registrant’s audit committee that the Board of Directors of the Registrant (the “Board”) has determined is financially sophisticated.  Due to the resignation from the Board of Troy Fierro on February 5, 2014, as described in more detail in Item 5.02 below, who had served as the Registrant’s financially sophisticated member of the audit committee, the Registrant is temporarily out of compliance until such time as the Board can determine that the audit committee has a financially sophisticated member.  While the Registrant has appointed Robert Martinez to the audit committee to continue to meet the audit committee independence requirements and minimum size requirements, the Board has not yet determined if either of the two current independent members is financially sophisticated as described in Section 803B(2)(a)(iii).  The Company Guide does provide the Registrant a cure period during which to re-establish compliance with the audit committee composition requirements and the Registrant intends to regain compliance within that cure period.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2014, Troy Fierro resigned from the Board.  Mr. Fierro’s resignation was not the result of any disagreement with the Registrant on any matter related to the Registrant’s operations, policies or practices.  Mr. Fierro has been replaced on the Registrant’s audit committee by Mr. Robert Martinez.  Mr. Fierro has been replaced on the Registrant’s Corporate Governance and Nominating Committee by Mr. Vance Thornsberry.

Item 7.01  Regulation FD Disclosure.

On January 29, 2014, the Registrant issued a press release attached hereto as Exhibit 99.1 announcing permitting progress at its Butte Highlands gold project.  On February 3, 2014, the Registrant issued a press release attached hereto as Exhibit 99.2 announcing the filing of its annual report on Form 10-K and Form 10-K/A with the SEC.  On February 6, 2014, the Registrant issued a press release attached hereto as Exhibit 99.3 providing an update on its agreement with RockStar.  On February 8, 2014, the Registrant issued a press release attached hereto as Exhibit 99.4 announcing its receipt of a notice of non-compliance from the NYSE MKT.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press releases is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

Exhibit	Description
99.1	Press Release, dated January 29, 2014*
99.2	Press Release dated February 3, 2014*
99.3	Press Release dated February 6, 2014*
99.4	Press Release dated February 8, 2014*

*These Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: February 11, 2014	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated January 29, 2014*
99.2	Press Release dated February 3, 2014*
99.3	Press Release dated February 6, 2014*
99.4	Press Release dated February 8, 2014*